               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports  dated  January 15, 2003,  relating to the financial  statements and financial  highlights which appear in the November 30,
2002 Annual  Reports of The U.S. Large Company  Series,  The Enhanced U.S. Large
Company Series, The U.S. Large Cap Value Series, The Tax-Managed U.S. Marketwide
Value Series,  The  Tax-Managed  U.S.  Equity  Series,  The U.S.  Small XM Value
Series,  The U.S. Small Cap Value Series,  The U.S.  Small Cap Series,  The U.S.
Micro Cap Series, The DFA International Value Series, The Japanese Small Company
Series,  The Pacific Rim Small Company Series,  The United Kingdom Small Company
Series,  The  Continental  Small Company  Series,  The Global Value Series,  The
Global Large  Company  Series,  The Global Small  Company  Series,  The Emerging
Markets Series,  The Emerging  Markets Small Cap Series,  The DFA One-Year Fixed
Income  Series and The DFA Two-Year  Global Fixed Income  Series,  (constituting portfolios within The DFA Investment Trust Company), which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Financial Statements" in
such Registration Statement.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 27, 2003